United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2022 (January 14, 2022)

FTAC Emerald Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41168	86-2170416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703 Philadelphia, PA	19104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 701-9555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one Redeemable Warrant	EMLDU	The Nasdaq Stock Market LLC

Shares of Class A common stock, par value $0.0001 per share, included as part of the units	EMLD	The Nasdaq Stock Market LLC

Redeemable warrants, each exercisable for one share of Class A common stock for $11.50 per share	EMLDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K, FTAC Emerald Acquisition Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 22,000,000 units (the “Units”), on December 20, 2021. Each Unit consists of one share of Class A common stock of the Company, par value $0.0001 per share (“Class A Common Stock”), and one-half of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $220,000,000.

The underwriters of the Company's previously announced IPO provided notice of their election to partially exercise their over-allotment option, and the closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on January 14, 2022. A total aggregate issuance by the Company of 2,869,342 Over-Allotment Option Units at a price of $10.00 per Over-allotment Option Unit resulted in total gross proceeds of $28,693,420 to the Company.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 890,000 units (the “Private Placement Units”). The Private Placement Units were sold to Emerald ESG Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $10.00 per Private Placement Unit, generating gross proceeds to the Company of $8,900,000.

Simultaneously with the issuance and sale of the Over-Allotment Option Units, the Company consummated the private sale of an additional 86,081 Private Placement Units (the “Additional Private Placement Units”) at a price of $10.00 per Additional Private Placement Units to the Sponsor, generating gross proceeds of $860,810. The Additional Private Placement Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

On of January 14, 2022, an additional $28,980,354, comprised of the proceeds of the sale of the Additional Private Placement Units and the Over-Allotment Option Units, was added to the Company’s U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee.

As of January 14. 2022, the balance of the Trust Account was $251,180,354. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes (less up to $100,000 of interest that may be needed to pay dissolution expenses, if any), the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial business combination; (ii) the redemption of any public shares properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to (A) modify the substance or timing of the Company’s obligation to redeem 100% of its public shares if the Company does not complete its initial business combination within 18 months from the closing of the IPO, or 21 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for the initial business combination within 18 months from the closing of the IPO but have not completed the initial business combination within such 18-month period or (B) with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of 100% of the Company’s public shares if the Company has not completed an initial business combination 18 months from the closing of the IPO, or 21 months from the closing of the IPO if the Company has executed a letter of intent, agreement in principle or definitive agreement for the initial business combination within 18 months from the closing of the offering but have not completed the initial business combination within such 18-month period, subject to applicable law.

An unaudited balance sheet as of January 14, 2022, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, including the underwriter’s partial exercise of its over-allotment option, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

On January 14, 2022, the Company issued a press release announcing the underwriter’s partial exercise of its over-allotment option, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Unaudited Balance Sheet as of January 14, 2022.
99.2	Press Release, dated January 14, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAC EMERALD ACQUISITION CORP.

By:	/s/ Bracebridge H. Young, Jr.
Name: Bracebridge H. Young, Jr.
Title: Chief Executive Officer

Dated: January 21, 2022

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